                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                   BELDEN INC.
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             76-0412617

(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
              (Address of Principal Executive Offices and Zip Code)

                    BELDEN INC. 2003 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)
                            ------------------------

                               KEVIN L. BLOOMFIELD
                                    SECRETARY
                        7701 FORSYTH BOULEVARD, SUITE 800
                            ST. LOUIS, MISSOURI 63105
                     (Name and Address of Agent for Service)

                                 (314) 854-8030
          (Telephone Number, Including Area Code, of Agent For Service)

                              ---------------------

                         CALCULATION OF REGISTRATION FEE

                                               Proposed           Proposed Maximum
 Title of Securities     Amount to be      Maximum Offering      Aggregate Offering         Amount of
  to be Registered       Registered(1)    Price Per Share(2)           Price             Registration Fee
---------------------------------------------------------------------------------------------------------
Common Stock par value      800,000            $16.525             $13,220,000               $1,069.50
$.01 per share

-----------------------
1. Pursuant to Rule 416(a) of the Securities Act of 1933, also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

2. Estimated solely for the purpose of calculating the registration fee. This estimate has been calculated in accordance with Rule 457 under the Securities Act of 1933 and is based on the average of the high and low price per share as reported on the New York Stock Exchange on July 15, 2003.

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Belden Inc., a Delaware corporation (the "Company"), and relates to 800,000 shares of its common stock issuable under the 2003 Belden Inc. Long-Term Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The Company will send or give to employees (as specified by Rule 428(b)(1) of the Securities Act of 1993, the "Act") the documents containing the information specified in Part I of Form S-8 (i.e., plan information and registrant information). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as a prospectus or prospectus supplements pursuant to Rule 424 of the Act. These documents (including the statement of availability required by Item 2 of Form S-8) and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed with the Commission by the Company, are incorporated herein by reference:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

(b) the Company's Current Report on Form 8-K filed with the Commission on January 30, 2003;

(c) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003;

(d) the Company's Current Report on Form 8-K filed with the Commission on April 25, 2003; and

(e) the description of the Company's common stock incorporated by reference in the Registration Statement on Form 8-A for the registration of the common stock of the Company pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") filed with the Commission on August 25, 1993, including any amendment or report filed for the purpose of updating such description.

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         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The Company's common stock, par value $.01 per share, is registered pursuant to Section 12 of the Exchange Act, and therefore the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The opinion as to the legality of the securities registered hereunder is being given by Kevin Bloomfield, Vice President, Secretary and General Counsel of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware ("GCL") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding, (other than an action, suit or proceeding in the name of the corporation), in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of the liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

         The Certificate of Incorporation of the Company provides indemnification to directors and officers of the Company to the fullest extent permitted by the GCL.

         In accordance with Section 102(b)(7) of the GCL, the Certificate of Incorporation of the Company eliminates each director's liability to the Company or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care.

         The Company has obtained a directors' and officers' liability insurance policy, which insures the Company's directors and officers against certain liabilities, including liabilities for which the Company may not be able to indemnify such persons. The Company has also entered into indemnification agreements with each director and executive officer, which provide for indemnification against expenses, judgments, fines and settlements in connection with threatened or pending litigation, inquiries or investigations that arise out of the director's or officer's acts or omissions in his capacity as a director or officer of the Company to the extent permitted by Delaware law.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated herein by reference. DOCUMENTS INDICATED BY AN ASTERISK (*) ARE FILED HEREWITH. Documents not indicated by an asterisk are incorporated herein by reference to the document indicated. References to the "Registration Statement" are to the Belden Inc. Registration Statement on Form S-1, File Number 33-66830.

  4.1 Certificate of Incorporation of the Company (Exhibit 3.1 to the Company's Registration Statement)

  4.2    Bylaws of the Company (Exhibit 3.2 to the Company's Registration
         Statement)

  4.3 Specimen Common Stock Certificate (Exhibit 4.1 to the Company's Form 10-K for the fiscal year ended December 31, 1995)

  4.4 Amendment to Specimen Common Stock Certificate (Exhibit 4.2 to the Company's Form 10-K for the fiscal year ended December 31, 1997)

  4.5 Rights Agreement, dated as of July 6, 1995, between Belden Inc. and First Chicago Trust Company of New York, as Rights Agent; Mellon Investor Services L.L.C. has superseded First Chicago Trust Company of New York as Rights Agent (Exhibit 1 to the Company's Registration Statement on Form 8-A filed with the Commission and effective on July 25, 1995)

 *4.6    Belden Inc. 2003 Long-Term Incentive Plan

 *5.1 Opinion of Kevin L. Bloomfield on the legality of securities being issued

*23.1    Consent of Ernst & Young LLP

*23.2    Consent of Kevin L. Bloomfield (included in Exhibit 5.1)

*24.1    Powers of Attorney from members of the Board of Directors of Belden
         Inc.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
         1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on July 21, 2003.

                                   BELDEN INC.

                                   By:       /s/C. BAKER CUNNINGHAM
                                      ------------------------------------------
                                             C. Baker Cunningham
                                             Chairman of the Board, President,
                                             Chief Executive Officer & Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

                SIGNATURE                                   TITLE                                     DATE

/s/ C. BAKER CUNNINGHAM                      President, Chairman of the Board                    July 21, 2003
-----------------------                      Chief Executive Officer and Director
C. Baker Cunningham

/s/ RICHARD K. REECE                         Vice President, Finance and                         July 21, 2003
--------------------                         Chief Financial Officer (Principal
Richard K. Reece                             Financial and Accounting Officer)

/s/ LORNE D. BAIN                            Director                                            July 21, 2003
-----------------
Lorne D. Bain*

/s/ JOHN M. MONTER                           Director                                            July 21, 2003
------------------
John M. Monter*

/s/ WHITSON SADLER                           Director                                            July 21, 2003
------------------
Whitson Sadler*

/s/ CHRISTOPHER I. BYRNES                    Director                                            July 21, 2003
-------------------------
Christopher I. Byrnes*

/s/ BERNARD G. RETHORE                       Director                                            July 21, 2003
----------------------
Bernard G. Rethore*

/s/ ARNOLD W. DONALD                         Director                                            July 21, 2003
--------------------
Arnold W. Donald*

/s/ C. BAKER CUNNINGHAM
-----------------------

*By C. Baker Cunningham, Attorney-in-fact

                                INDEX TO EXHIBITS

Exhibit
  4.1      Certificate of Incorporation of the Company (Exhibit 4.1 to the
           Company's Registration Statement)

  4.2      Bylaws of the Company (3.2 to the Company's Registration Statement)

  4.3      Specimen Common Stock Certificate (Exhibit 4.1 to the Company's Form
           10-K for the fiscal year ended December 31, 1995)

  4.4      Amendment to Specimen Common Stock Certificate (Exhibit 4.2 to the
           Company's Form 10-K for the fiscal year ended December 31, 1997)

  4.5      Rights Agreement, dated as of July 6, 1995, between Belden Inc. and
           First Chicago Trust Company of New York, as Rights Agent; Mellon
           Investors Services L.L.C. has superseded First Chicago Trust Company of New York as Rights Agent (Exhibit 1 to the Company's Registration
           Statement on Form 8-A filed with the Commission and effective on July
           25, 1995)

 *4.6      Belden Inc. 2003 Long-Term Incentive Plan

 *5.1 Opinion of Kevin L. Bloomfield on the legality of securities being issued

 *23.1     Consent of Ernst & Young LLP

 *23.2     Consent of Kevin L. Bloomfield (included in Exhibit 5.1)

 *24.1     Powers of Attorney from members of the Board of Directors of Belden
           Inc.

           DOCUMENTS INDICATED BY AN ASTERISK (*) ARE FILED HEREWITH. Documents not indicated by an asterisk are incorporated herein by reference to the document indicated.